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                                                          EXHIBIT 99.(B)(2)
                           SECTION 906 CERTIFICATIONS

Leonard P. Brennan, President, and Mark E. Swanson, Treasurer, of Russell Investment Funds, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                 Treasurer
Russell Investment Funds                  Russell Investment Funds



/s/ Leonard P. Brennan                    /s/ Mark E. Swanson
--------------------------------          --------------------------------
Leonard P. Brennan                        Mark E. Swanson


Date: August 15, 2003                     Date: August 14, 2003